Exhibit 4.1

Execution Version

COCA-COLA BOTTLING CO. CONSOLIDATED

3.800% Senior Notes due 2025

SECOND SUPPLEMENTAL INDENTURE

Dated as of November 25, 2015

to

Indenture dated as of July 20, 1994,

as amended, supplemented and restated by a

Supplemental Indenture dated as of March 3, 1995

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor trustee to NationsBank of Georgia, National Association and Citibank, N.A.)

Trustee

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of November 25, 2015, between COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor trustee to NationsBank of Georgia, National Association and Citibank, N.A. (pursuant to an Agreement of Resignation, Appointment and Acceptance dated January 15, 2007)) (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of July 20, 1994, as amended, supplemented and restated by a Supplemental Indenture dated as of March 3, 1995 (as amended, supplemented and restated, the “Indenture”) providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Indenture in order to issue a new series of debt securities to be designated as the “3.800% Senior Notes due 2025” (the “Notes”), and to set forth the respective terms that will be applicable thereto and the form thereof;

WHEREAS, Sections 201, 301 and 901 of the Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Indenture to provide for specific terms applicable to any series of notes; and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture against payment therefor, the valid, binding and legal obligations of the Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

APPLICATION OF SUPPLEMENTAL INDENTURE

AND CREATION OF NOTES

Section 1.01 Application of this Second Supplemental Indenture.

Notwithstanding any other provision of this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Notes. The Notes constitute a separate series of notes as provided in Section 301 of the Indenture.

Section 1.02 Effect of this Second Supplemental Indenture.

With respect to the Notes only, the Indenture shall be supplemented pursuant to Sections 201, 301 and 901 thereof to establish the terms of the Notes as set forth in this Second Supplemental Indenture, including as follows:

(a)	The definitions set forth in Section 101 of the Indenture shall be modified to the extent provided in Article II of this Second Supplemental Indenture; and

(b)	The form and terms of the securities representing the Notes required to be established pursuant to Sections 201 and 301 of the Indenture shall be established in accordance with Sections 1.03, 1.04, 1.05, 1.06 and 1.07 of this Second Supplemental Indenture.

Section 1.03 Designation and Amount of Notes.

The Notes shall be known and designated as the “3.800% Senior Notes due 2025.” The initial maximum aggregate principal amount of the Notes that may be authenticated and delivered under this Second Supplemental Indenture shall not exceed $350,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Notes pursuant to Sections 204, 304, 305, 306 or 906 of the Indenture; provided that the Company may from time to time, without giving notice to or seeking the consent of the Holders of the Notes, issue Securities (“Additional Notes”) having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Notes in all respects. Any Additional Notes, together with the Notes, shall constitute a single series of Securities for purposes of the Indenture and this Second Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

Section 1.04 Terms; Form of Security.

The Notes initially will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are issuable in fully registered, book-entry form by one or more global notes without coupons and shall be in substantially the form of Exhibit A, which will be deposited with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee. DTC shall be the Depositary with respect to the Notes. The Notes are not issuable in bearer form. The terms and provisions contained in the form of Note shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and the Company, by its execution and delivery of this Second Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereto. Any of the Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and by the Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, DTC, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Each global note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 1.05 Payment of Principal and Interest.

(a) The Notes shall mature, and the principal of the Notes shall be due and payable in U.S. Dollars to the Holders thereof, together with all accrued and unpaid interest thereon, on November 25, 2025 (the Stated Maturity of principal of the Notes).

(b) The Notes shall bear interest at the rate of 3.800% per annum from and including November 25, 2015, or from the most recent Interest Payment Date (defined below) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes shall be payable semi-annually in arrears in U.S. Dollars on May 25 and November 25 of each year, commencing on May 25, 2016 (each such date, an “Interest Payment Date” for the purposes of the Notes under this Second Supplemental Indenture). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered (which shall initially be the Depositary) at the close of business on the May 10 or November 10, as the case may be, next preceding such Interest Payment Date (each such date, a “Regular Record Date” for the purposes of the Notes under this Second Supplemental Indenture).

(c) For so long as the Notes are represented by one or more global notes, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the Depositary or its nominee, as the case may be, as the registered owner of the global notes representing such Notes. In the event that definitive Notes shall have been issued, all payments of principal and interest shall be made by the Company by wire transfer of immediately available funds in U.S. Dollars to the accounts of the registered Holders thereof; provided, that the Company may elect to make such payments at the office of the Paying Agent in New York City; and provided, further, that the Company may at its option pay interest by check to the registered address of each Holder of a definitive Note.

(d) The Notes shall trade in the Depositary’s same-day funds settlement system until Stated Maturity (or until they are subject to acceleration pursuant to Section 502 of the Indenture) and secondary market trading activity in the Notes may be required by the Depositary to settle in immediately available funds.

(e) The Notes are subject to redemption by the Company in whole or in part in the manner described herein.

Section 1.06 Ranking.

The Notes shall be the Company’s unsecured obligations and will rank equally and ratably with the Company’s existing and future unsecured and unsubordinated indebtedness.

Section 1.07 Sinking Fund.

The Notes are not subject to any sinking fund.

ARTICLE II

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 2.01 Definitions.

(a) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b) The following are definitions used in this Second Supplemental Indenture and to the extent that a term is defined both herein and in the Indenture, the definition in this Second Supplemental Indenture shall govern with respect to the Notes.

“Acquiring Person” means any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than (a) the Company or one or more of the Company’s Subsidiaries, (b) The Coca-Cola Company or one or more of its Subsidiaries or (c) J. Frank Harrison, III or one or more Harrison Family Members.

“Change of Control” means the occurrence of any one of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s and the Company’s Subsidiaries’ assets taken as a whole to any Acquiring Person;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Acquiring Person becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Equity, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into, any Acquiring Person, or any Acquiring Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Equity or the Voting Equity of such other Acquiring Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Equity outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Equity of the surviving person immediately after giving effect to such transaction;

(4) the first day on which the majority of the members of the Company’s board of directors ceases to be Continuing Directors;

(5) the adoption of a plan relating to the Company’s liquidation or dissolution; or

(6) the consummation of a so-called “going private/Rule 13e-3 transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the Exchange Act (or any successor provision), following which J. Frank Harrison, III or any Harrison Family Members beneficially own, directly or indirectly, more than 50% of the Company’s Voting Equity, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Equity of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Equity immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Equity of such holding company.

“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by both of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by the Company of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change). Unless both of the Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by both of the Rating Agencies during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations; (ii) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations; or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Continuing Director” means, as of any date of determination, any member of the Company’s board of directors who: (1) was a member of such board of directors on the date the

Notes were issued; or (2) was nominated for election, elected or appointed to such board of directors by or with the approval (given either before or after such member’s election or appointment) of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Harrison Family Individuals” means (a) J. Frank Harrison, III, (b) his spouse and (c) the lineal descendants of J. Frank Harrison, Jr.

“Harrison Family Member” means (a) Harrison Family Individuals, (b) trusts, corporations, partnerships, limited partnerships, limited liability companies or other estate planning vehicles for the benefit of Harrison Family Individuals or (c) any other person; provided that, with respect to clauses (b) and (c), in the case of a trust, a majority of the trustees are Harrison Family Individuals, and in the case of any other person, one or more Harrison Family Individuals is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Equity, measured by voting power rather than number of shares, of such person.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its subsidiaries.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, will be selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., (ii) J.P. Morgan Securities LLC and (iii) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer, and (iv) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill Financial, Inc., and its successors.

“Subsidiary” means, with respect to any person, any entity of which securities or other ownership interests having the power to elect a majority of the board of directors or other persons performing similar functions of such entity are directly or indirectly owned or controlled by such person or one or more Subsidiaries of such person; provided, however, that Piedmont Coca-Cola Bottling Partnership shall be deemed to be a Subsidiary of the Company so long as it owns greater than a 50% economic interest therein.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date determined on the third Business Day preceding the redemption date.

“Voting Equity” of any specified person as of any date means the securities or other ownership interests of such person that are at the same time entitled to vote generally in the election of the board of directors of such person or other persons performing similar functions.

Section 2.02 Other Definitions.

Term	Defined in Section
“Additional Notes”	1.03
“Change of Control Offer”	4.01
“Change of Control Payment Date”	4.01
“Change of Control Payments”	4.01

Section 2.03 Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Second Supplemental Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

ARTICLE III

REDEMPTION

Section 3.01 Optional Redemption.

The Notes will be redeemable, in whole or in part, at any time prior to August 25, 2025 at the Company’s option, at a Redemption Price equal to the greater of:

(i)	100% of the principal amount of the Notes to be redeemed; and

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the Treasury Rate plus 25 basis points.

The Company will also pay the accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

In addition, at any time on or after August 25, 2025, the Company may redeem the Notes, in whole or in part, at its option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

The Company will calculate the Redemption Price.

Notice of any redemption will be sent at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed.

On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). On or before the redemption date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the Redemption Price and accrued interest on the Notes to be redeeed on such date. If less than all the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot or otherwise in accordance with the procedures of DTC.

The Company may provide in the redemption notice that payment of such Redemption Price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

ARTICLE IV

CHANGE OF CONTROL

Section 4.01 Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to Section 3.01 of this Second Supplemental Indenture, each Holder of Notes shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof repurchased plus accrued and unpaid interest, if any, on such Notes to the date of purchase (the “Change of Control Payment”).

(b) Within 30 days following the date upon which any Change of Control Triggering Event occurred or, at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, by first class mail (or otherwise transmit in accordance with the procedures of DTC), a notice (a “Change of Control Offer”) to each Holder, with a copy to the Trustee, which notice will govern the terms of the Change of Control Offer describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and specifying:

(i) that the Change of Control Offer is being made pursuant to this Section 4.01 and that all Notes tendered will be accepted for payment;

(ii) the Change of Control Payment and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”);

(iii) the CUSIP numbers for the Notes;

(iv) that any Note not tendered will continue to accrue interest;

(v) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(vi) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vii) that Holders will be entitled to withdraw their election referred to in clause (vi) if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

(viii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion will be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(ix) if the notice is sent prior to the date of consummation of the Change of Control, that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

(c) The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or such longer period as is required by applicable law. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.01, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.01 by virtue of such conflict and compliance.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and the amount to be paid by the Paying Agent.

(e) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the

Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, as amended and supplemented by this Second Supplemental Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

ARTICLE V

MISCELLANEOUS

Section 5.01 Trust Indenture Act Controls.

If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Second Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 5.02 Notices.

Any notice or communication pertaining to this Second Supplemental Indenture shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

if to the Company:

Coca-Cola Bottling Co. Consolidated

4100 Coca-Cola Plaza

Charlotte, North Carolina 28211

Attention: Clifford M. Deal, III

Facsimile: (704) 285-6780

with a copy to:

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202

Attention: James R. Wyche

Facsimile: (704) 339-5858

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, Florida 32256

Attention: Corporate Trust Administration

Facsimile: (904) 645-1921

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 5.03 Rules by Trustee, Paying Agent and Security Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Security Registrar and the Paying Agent or co-registrar may make reasonable rules for their functions.

Section 5.04 Payment on Business Days.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, as if it were made on the date payment was due, and no interest shall accrue on the amount so payable for the intervening period. If a Regular Record Date is not a Business Day, the Regular Record Date shall not be affected.

Section 5.05 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Section 5.06 No Personal Liability of Directors, etc.

None of the Company’s directors, officers, employees, incorporators or stockholders, as such, shall have any liability for any of the Company’s obligations under the Notes, the Indenture, as amended and supplemented by this Second Supplemental Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 5.07 Successors.

All agreements of the Company in the Indenture, as amended and supplemented by this Second Supplemental Indenture, and the Notes shall bind its successors. All agreements of the Trustee in the Indenture, as amended and supplemented by this Second Supplemental Indenture, shall bind its successors.

Section 5.08 Applicability of Reports by Company.

For purposes of this Second Supplemental Indenture, to the extent information, documents or reports are required to be filed with the Commission and delivered to the Trustee or the Holders of the Notes, the availability of such information, documents or reports on the Commission’s Electronic Data Gathering Analysis and Retrieval system or the Company’s web site shall be deemed to have satisfied such delivery requirements to the Trustee or the Holders of the Notes, as applicable.

Section 5.09 Facsimile Agreement.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Second Supplemental Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing Persons designated to give such instructions or directions and containing specimen signatures of such designated Persons, which such incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding that such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 5.10 Multiple Originals.

The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.

Section 5.11 Headings.

The headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions herein.

Section 5.12 Trustees Not Responsible for Recitals.

The recitals contained herein shall be taken as statements of the Company and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture and with respect to the Trustee to perform its obligations hereunder.

Section 5.13 Adoption, Ratification and Confirmation.

The Indenture, as amended and supplemented by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 5.14 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 5.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 5.16 No Consequential Damages.

In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and delivered as of the date first written above.

COCA-COLA BOTTLING CO. CONSOLIDATED

By:	/s/ Clifford M. Deal, III
Name: Clifford M. Deal, III
Title: Vice President and Treasurer

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

This is a signature page to the Second Supplemental Indenture.

EXHIBIT A

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 191098 AK8

ISIN No. US191098AK89

COCA-COLA BOTTLING CO. CONSOLIDATED

3.800% SENIOR NOTES DUE 2025

$	No.: R-

Coca-Cola Bottling Co. Consolidated, a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                     DOLLARS or such other principal amount as shall be set forth on Schedule I hereto on November 25, 2025 and to pay interest thereon at the rate of 3.800% per annum from November 25, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on May 25 and November 25 of each year, commencing May 25, 2016 (each an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which will be the May 10 and November 10, as the case may be, immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than eleven days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New York (the “Corporate Trust Office”)), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register. Payments of principal and interest at maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check or wire transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an Authenticating Agent under the Indenture referred to on the reverse hereof by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of its Chief Executive Officer, its President or one of its Vice Presidents and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

Date:

COCA-COLA BOTTLING CO. CONSOLIDATED

By:
Name:
Title:

ATTEST:

Secretary

Trustee’s Certificate of Authentication

This is one of the Notes described in the Indenture.

Dated:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(Reverse of Note)

COCA-COLA BOTTLING CO. CONSOLIDATED

3.800% SENIOR NOTES DUE 2025

1. This Note is one of a duly authorized issue of securities of the Company designated as its 3.800% Senior Notes due 2025 (the “Notes”), issued under an Indenture dated as of July 20, 1994, as amended, supplemented and restated by the Supplemental Indenture dated as of March 3, 1995 (herein called, together with the Second Supplemental Indenture referred to below and all other indentures supplemental thereto, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor trustee to NationsBank of Georgia, National Association and Citibank, N.A. (pursuant to an Agreement of Resignation, Appointment and Acceptance dated January 15, 2007)), as trustee (the “Trustee,” which term includes any successor trustee thereto with respect to the Notes under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

2. This Note is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $350,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Notes of this series, as specified in the Second Supplemental Indenture among the Company and the Trustee and as Security Registrar and Paying Agent with respect to the Notes, dated as of November 25, 2015, establishing the form and certain terms of the Notes pursuant to the Indenture (the “Second Supplemental Indenture”). References herein to “this series” mean the series of Notes designated on the face hereof.

3. The Notes are subject to redemption, in whole or in part, at any time prior to August 25, 2025 at the Company’s option, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the redemption date to the maturity date discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 25 basis points.

The Company will also pay the accrued and unpaid interest on the Notes to, but excluding, the redemption date. The Company will calculate the Redemption Price.

In addition, at any time on or after August 25, 2025, the Company may redeem the Notes, in whole or in part, at its option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Company will calculate the Redemption Price.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations; (ii) if the Company obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations; or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., (ii) J.P. Morgan Securities LLC and (iii) a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC, (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (iv) any other Primary Treasury Dealer(s) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date determined on the third Business Day preceding the redemption date.

Any notice to Holders of Notes of a redemption pursuant to this paragraph 3 hereof will include the appropriate calculation of the Redemption Price, but does not need to include the Redemption Price itself. The actual Redemption Price, calculated as described above, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

4. Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to paragraph 3 of this Note, each Holder of Notes shall have the right to require the Company to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, on such Notes to the date of purchase. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

5. If an Acceleration Event with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all Notes due and payable in the manner and with the effect provided in the Indenture. An “Acceleration Event” is an Event of Default relating to bankruptcy, insolvency, or reorganization of the Company as more specifically defined by the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the Outstanding Notes.

6. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

7. No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

8. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York, or at such other office or agency as may be established by the Company for such purpose pursuant to the

Indenture (initially the principal corporate trust office of the Trustee in New York, New York), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

9. The Notes are issuable only in fully registered book-entry form, without coupons, in denominations of $2,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

10. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11. Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

12. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall be payable to and excluding any Interest Payment Date.

13. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. This Note shall not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

15. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. Each Holder of this Note covenants and agrees by such Holder’s acceptance thereof to comply with and be bound by the foregoing provisions.

17. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                   attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule I

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in principal amount of this global security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of Series Trustee or Custodian